EXHIBIT A

                        TRANSAMERICA IDEX MUTUAL FUNDS
                        AEGON/TRANSAMERICA SERIES TRUST
                       TRANSAMERICA INCOME SHARES, INC.
                    (EACH FUND OR SERIES THEREOF, A "FUND")

                        Form For Rule 17e-1 Transaction

  (to be attached to confirmation of agency trades with An Affiliated Broker)

Transamerica MS Capital Growth VP        SEE ATTACHED
---------------------------------------  --------------------------------------
Name of Fund                             Date of Trade

SEE ATTACHED                             BIDS
---------------------------------------  --------------------------------------
Security                                 Name of Affiliated Broker

$42.59                                   $0.004
---------------------------------------  --------------------------------------
Total Commission                         Unit Cost of Commission (i.e., per
                                         share charge)

   In determining whether the commissions paid by the Fund were reasonable and fair compared to commissions charged by other brokers, the following information was used:

a. Commission charged by the Affiliated Broker during the same period to other clients/1/: $0.004 - $0.020

b. Commissions being charged during this time period by unaffiliated broker-dealers for comparable transactions: $0.020 - $0,035

c. Other information considered:

d. Comments, including explanation of any material differences between commissions reported under paragraphs a and b, above and those charged to the Fund for the reported transaction:

/s/ Kelly Daniels
-----------------------------
Kelly Daniels, Vice President

/1/ Rate reflects commission charged to other MSIM clients by the affiliated broker.

                                  RULE 17e-1
                         AFFILIATED BROKER TRANSACTION
                    FOR THE QUARTER ENDING: March 31, 2014

Rule 17e-1 Form (Affiliated Broker Transactions)


           Client Name             Affiliated Broker Name  Trade Date Transaction Symbol  Security Name   Shares  Price
           -----------             ----------------------  ---------- ----------- ------ ---------------- ------ --------
Transamerica MS Capital Growth VP       BIDS (MLCO)        1/15/2014     Sell     FSLRUS FIRST SOLAR INC     453 $ 52.448
Transamerica MS Capital Growth VP       BIDS (MLCO)        1/16/2014     Sell     FSLRUS FIRST SOLAR INC     544 $ 52.570
Transamerica MS Capital Growth VP       BIDS (MLCO)        1/17/2014     Buy      SCTYUS  SOLARCITY CORP     243 $ 77.625
Transamerica MS Capital Growth VP       BIDS (MLCO)        1/21/2014     Sell     FSLRUS FIRST SOLAR INC     773 $ 50.977
Transamerica MS Capital Growth VP       BIDS (MLCO)        2/25/2014     Buy      ATHNUS ATHENAHEALTH INC    216 $199.150
Transamerica MS Capital Growth VP       BIDS (MLCO)        2/28/2014     Buy      FEYEUS   FIREEYE INC       238 $ 84.850
Transamerica MS Capital Growth VP       BIDS (MLCO)        3/3/2014      Buy      FEYEUS   FIREEYE INC       320 $ 82.240
Transamerica MS Capital Growth VP       BIDS (MLCO)        3/10/2014     Sell      YNDX     YANDEX NV        358 $ 33.180
Transamerica MS Capital Growth VP       BIDS (MLCO)        3/11/2014     Sell      YNDX     YANDEX NV        921 $ 32.149
Transamerica MS Capital Growth VP       BIDS (MLCO)        3/14/2014     Sell      YNDX     YANDEX NV      5,607 $ 29.933
Transamerica MS Capital Growth VP       BIDS (MLCO)        3/17/2014     Sell      YNDX     YANDEX NV        975 $ 29.935
                                                                                                          ------
                                                                                              TOTAL       10,648
                                                                                                          ======

                                   Broker Commission   Total
           Client Name              Cost Per Share   Commission Total Cost
           -----------             ----------------- ---------- -----------
Transamerica MS Capital Growth VP       $0.0040        $ 1.81   $ 23,749.24
Transamerica MS Capital Growth VP       $0.0040        $ 2.18   $ 28,586.70
Transamerica MS Capital Growth VP       $0.0040        $ 0.97   $ 18,867.74
Transamerica MS Capital Growth VP       $0.0040        $ 3.09   $ 39,389.30
Transamerica MS Capital Growth VP       $0.0040        $ 0.86   $ 43,020.72
Transamerica MS Capital Growth VP       $0.0040        $ 0.95   $ 20,199.06
Transamerica MS Capital Growth VP       $0.0040        $ 1.28   $ 26,323.20
Transamerica MS Capital Growth VP       $0.0040        $ 1.43   $ 11,871.07
Transamerica MS Capital Growth VP       $0.0040        $ 3.68   $ 29,590.57
Transamerica MS Capital Growth VP       $0.0040        $22.43   $167,717.36
Transamerica MS Capital Growth VP       $0.0040        $ 3.90   $ 29,166.48
                                                       ------   -----------
                                                       $42.59   $438,481.44
                                                       ======   ===========

/s/ Kelly Daniels
----------------------------------
Name: Kelly Daniels
Title: Vice President - Compliance
Morgan Stanley Investment
Management, Inc.

                                   EXHIBIT B

                        TRANSAMERICA IDEX MUTUAL FUNDS
                     AEGON/TRANSAMERICA SERIES FUND, INC.
                       TRANSAMERICA INCOME SHARES, INC.
                    (EACH FUND OR SERIES THEREOF, A "FUND")

             Quarterly Report to the Boards of Directors/Trustees
                Regarding Transactions with Affiliated Brokers

                        for quarter ended March 31,2014

Name of Fund: Transamerica MS Capital Growth VP

Total broker-dealer commissions paid by the Fund during quarter: $6,763.77

Total compensation paid by the Fund to each Affiliated Broker during quarter:

   Name of Affiliated Broker: BIDS

   Total compensation to that Affiliated Broker: $42.59

   Name of Affiliated Broker:

   Total compensation to that Affiliated Broker:

   Name of Affiliated Broker:

   Total compensation to that Affiliated Broker:

Comments:

Attached hereto are reports on individual transactions comprising these totals.

The undersigned certifies that these transactions were effected in compliance with the Fund's Procedures regarding payments of brokerage commissions to Affiliated Brokers under Section 17(e) and Rule 17e-1.

/s/ Jack Murray                          4/9/14
---------------------------------------  --------
Jack Murray                              Date
Executive Director